 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 19, 2021
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, LightPath Technologies, Inc. (the “Company,” “we,” “us,” or “our”) announced the retirement of the Company’s Chief Financial Officer (“CFO”), Donald O. Retreage, Jr., and the appointment of Albert Miranda as the Company’s new CFO, both of which will be effective May 7, 2021. Following his retirement as the Company’s CFO, Mr. Retreage will transition into the role of a consultant and advisor to the CFO until August 7, 2021. Mr. Retreage will remain as an employee of the Company while he serves as a consultant to the CFO. It is currently anticipated that his compensation will remain unchanged.

In his role as CFO, Mr. Miranda will be responsible for the Company’s accounting practices, the maintenance of its fiscal records, and the preparation, promotion, and interpretation of financial reports for management and external groups. Mr. Miranda will also be responsible for internal controls, financial forecasting, financial reporting, and budgetary controls. Mr. Miranda will report to the Chief Executive Officer.

Mr. Miranda, age 54, was most recently employed with Jenoptik North America, Inc. (“Jenoptik”) for twelve years and held the positions of President and Chief Financial Officer. Prior to his employment with Jenoptik, he held senior level finance and operational positions in optical products groups within Carl Zeiss AG and served in the finance department for a division of BASF SE. Mr. Miranda received a Master of Business Administration degree with a major in Finance from Nova Southeastern University in Florida and an undergraduate degree in Accounting from Pace University in New York. He attained significant professional experience and management expertise through key functional areas encompassing finance, operations, business development, sales, marketing, human resources, and information technology across a broad group of products and services in demanding and diverse industries including healthcare, defense and security, consumer electronics, automotive, and semiconductors.

There is no arrangement or understanding between Mr. Miranda and any other person pursuant to which he was selected as CFO. Mr. Miranda has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Miranda’s appointment, the Company entered into an employment agreement with Mr. Miranda on April 19, 2021 (the “Agreement”). Pursuant to the Agreement, Mr. Miranda will serve as Vice President of Finance beginning on April 19, 2021 until May 7, 2021, at which time, Mr. Miranda will transition into the role of CFO. The Agreement does not provide for a specified term of employment and Mr. Miranda’s employment is on an at-will basis. Mr. Miranda will receive an initial annual base salary of $225,000, payable in equal bi-weekly installments, and will be eligible to participate in all of the Company’s bonus, incentive compensation, and performance based compensation plans, including, but not limited to, the LightPath Technologies, Inc. 2018 Stock and Incentive Compensation Plan (the “Plan”), under which the Company’s executive officers are eligible to earn incentive compensation consisting of cash and/or equity awards based upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee.

Mr. Miranda will be eligible to participate in the Company’s employee benefit, welfare, and other plans, as may be maintained by the Company from time to time. The Company has agreed to provide a relocation allowance of up to $10,000 payable by the Company on receipt of relocation expense receipts. The total period for relocation reimbursement concludes six months from the effective date of the Agreement; however, exceptions may be granted by the Compensation Committee. Mr. Miranda will be required to reimburse the Company a prorated portion of all expenses paid by the Company if he leaves the Company for any reason other than death, disability, or discharge without cause within twelve (12) months of his relocation.

Pursuant to the Agreement, the Compensation Committee will cause the Company to grant Mr. Miranda an option to purchase up to 75,000 shares of the Company’s Class A common stock (the “Option Award”), having an exercise price per share equal to the greater of (i) the Company’s book value per share on that date or (ii) 115% of the closing bid price of the Common Stock as reported on The Nasdaq Capital Market on the grant date. The stock options will have a four-year vesting period with 25% vesting each year. The Option Award will have a ten-year term, subject to earlier expiration as provided in the Plan or the Option Agreement, as defined below. The Option Award will be in all respects subject to the Plan and any amendments thereto, and conditioned upon Mr. Miranda’s execution of a stock option agreement evidencing the grant of the Option Award (the “Option Agreement”). The terms and conditions upon which the Option Award may be exercised, including, if at all, after termination of Mr. Miranda’s employment or services, are governed by the Plan and the Option Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01      Regulation FD Disclosure.

On April 22, 2021, the Company issued a press release announcing the appointment of Mr. Miranda as CFO, effective May 7, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mr. Albert Miranda
99.1	Press Release dated April 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: April 22, 2021	By:	/s/ Shmuel Rubin
President & CEO